UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 28, 2022

D
UKE
R
EALTY
C
ORPORATION
D
UKE
R
EALTY
L
IMITED
P
ARTNERSHIP
(Exact name of registrant as specified in its charter)

Duke Realty Corporation:

Indiana	1-9044	35-1740409
(State of Formation)	(Commission File Number)	(IRS Employer Identification No.)

Duke Realty Limited Partnership:

Indiana	0-20625	35-1898425
(State of Formation)	(Commission File Number)	(IRS Employer Identification No.)
8711 River Crossing Blvd. Indianapolis, IN 46240
(Address of Principal Executive Offices, Zip Code)
Registrant’s telephone number, including area code: (317)
808-6000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	DRE	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Duke Realty Corporation (the “Company”) held a special meeting of shareholders (the “Special Meeting”) on September 28, 2022. At the Special Meeting, the Company’s shareholders voted on three proposals, each of which is described in further detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on August 2, 2022. As of the close of business on August 8, 2022, the record date for the Special Meeting, there were 384,992,716 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) outstanding, which were each entitled to one vote with respect to each proposal at the Special Meeting. Holders of 330,058,372 shares of Common Stock were present at the Special Meeting virtually or by proxy, representing 85.73% of the outstanding shares of Common Stock entitled to vote at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting. At the Special Meeting, the Company’s shareholders were asked to consider and vote on the following matters:

•
a proposal to approve the Agreement and Plan of Merger (including the plan of merger set forth therein), dated as of June 11, 2022, as amended from time to time, by and among Prologis, Inc. (“Prologis”), the Company and the other parties thereto (the “Merger Agreement”), and the transactions contemplated thereby, including the merger (the “Merger”) of the Company with and into Compton Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Prologis (“Prologis Merger Sub”), with Prologis Merger Sub continuing as the surviving entity, on the terms and conditions set forth in the Merger Agreement (the “Merger Agreement Proposal”);

•
a
non-binding
advisory proposal to approve the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger and the other transactions contemplated by the Merger Agreement (the “Advisory Compensation Proposal”); and

•
a proposal to approve one or more adjournments of the Special Meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the Merger Agreement Proposal (the “Adjournment Proposal”).

At the Special Meeting, the Company’s shareholders approved the Merger Agreement Proposal and the Adjournment Proposal. The Advisory Compensation Proposal was not approved by the Company’s shareholders. Because there were sufficient votes to approve the Merger Agreement Proposal, it was not necessary to adjourn the Special Meeting.
The final voting results for each proposal are set forth below.

Merger Agreement Proposal
At the Special Meeting, the Company’s shareholders voted to approve the Merger Agreement Proposal. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
329,034,043	870,448	153,881
Advisory Compensation Proposal
At the Special Meeting, the Advisory Compensation Proposal did not receive the requisite vote of the Company’s shareholders and therefore was not approved. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
27,540,877	302,000,939	516,556
Adjournment Proposal
At the Special Meeting, the Company’s shareholders voted to approve the Adjournment Proposal. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
302,524,561	27,259,666	274,145
Because none of the proposals were “routine” matters, there were no broker non-votes
occurring in connection with these proposals at the Special Meeting.
Subject to the satisfaction or waiver of all of the conditions to the closing of the Merger in the Merger Agreement, the Merger is expected to be completed on October 3, 2022.

Item 8.01.	Other Events
On September 28, 2022, the Company and Prologis issued a joint press release announcing the results of the voting at the Special Meeting and at the special meeting of stockholders of Prologis, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Joint Press Release, dated September 28, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE REALTY CORPORATION

By:	/s/ ANN C. DEE
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary

DUKE REALTY LIMITED PARTNERSHIP

By: Duke Realty Corporation, its general partner

By:	/s/ ANN C. DEE
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary
Dated: September 29, 2022